 Exhibit 99.3

SONICWALL, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

On July 10, 2007, SonicWall, Inc. (“SonicWALL”) completed the acquisition of Aventail Corporation (“Aventail”).  The Company acquired Aventail to expand its current SSL VPN product offering. The unaudited pro forma combined condensed consolidated balance sheet as of June 30, 2007 assumes that the acquisition occurred on June 30, 2007 rather than the actual closing date of July 10, 2007.  The unaudited proforma combined condensed consolidated statements of operations for the six months ended June 30, 2007, and for the year ended December 31, 2006, assumes that the acquisition occurred on January 1, 2006.

The unaudited pro forma information is based on the historical consolidated financial statements of SonicWALL and those of Aventail, as described in the pro forma financial statements, under the purchase method of accounting and the adjustments as described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements.  The pro forma combined condensed consolidated balance sheet, statements of operations and accompanying notes are qualified in their entirety and should be read in conjunction with the historical consolidated financial statements and accompanying notes in SonicWALL‘s annual report on Form 10-K and Aventail’s audited consolidated financial statements for the period ended December 31, 2006 which are incorporated herein as Exhibit 99.1.

The unaudited pro forma combined condensed consolidated financial statements presented are for informational purposes only and do not purport to represent what SonicWALL’s financial position or results of operations would have been as of the date or for the period presented had the acquisition in fact occurred on such date or at the beginning of the period indicated, or to project SonicWALL’s financial position or results of operations for any future date or period.  The unaudited pro forma combined condensed consolidated financial statements do not reflect any operating efficiencies and cost savings that SonicWALL may achieve in combining Aventail with SonicWALL’s operations.  For purposes of preparing SonicWALL’s consolidated financial statements subsequent to the acquisition, SonicWALL will establish a new basis for the assets and liabilities of Aventail based upon the fair values thereof and SonicWALL’s purchase price, including the costs of the acquisition. A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values has not yet been completed. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma combined condensed consolidated financial statements are preliminary and have been made solely for purposes of developing such unaudited pro forma combined condensed consolidated financial statements.  As a result of these factors, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein. The unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of SonicWALL and Aventail, including the related notes thereto.  The unaudited condensed consolidated financial statements for Aventail, which are filed as Exhibit 99.2 to this amendment, were compiled by SonicWALL based on its review of Aventail’s financial records and information available to SonicWALL up through and including the date of this amendment.

SONICWALL, INC.
PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2007
(Unaudited)
(In thousands)

	SonicWALL	Aventail	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined

ASSETS
Current Assets:
Cash and cash equivalents	$56,904	$232	$(25,520)	(c)	$31,616
Short-term investments	198,740	-	-		198,740
Accounts receivable, net	18,712	3,515	(144)	(a)	22,083
Inventories	4,468	620	(222)	(a)	4,866
Prepaid expenses and other current assets	13,181	504	-		13,685
Total current assets	292,005	4,871	(25,886)		270,990

Property and equipment, net	6,114	843	-		6,957
Goodwill	130,399	-	15,946	(e)	146,345
Purchased intangibles and other assets, net	6,327	236	14,860	(c)	21,423
Total Assets	$434,845	$5,950	$4,920		$445,715

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$8,758	$779	$-		$9,537
Accrued payroll and related benefits	13,019	1,904	4,141	(a)	19,064
Other accrued liabilities	9,935	852	-		10,787
Deferred revenue	66,373	4,375	(303)	(a)	70,445
Line of credit	-	2,091	(2,091)	(c)	-
Income taxes payable	2,664	-	-		2,664
Total current liabilities	100,749	10,001	1,747		112,497

Deferred revenue	9,163	1,052	-		10,215
Total liabilities	109,912	11,053	1,747		122,712

Shareholders' equity
Preferred stock	-	8	(8)	(b)	-
Common stock	456,766	1	(1)	(b)	456,766
Additional paid-in capital	-	139,056	(139,056)	(b)	-
Accumulated other comprehensive loss, net	(1,706)	27	(27)	(b)	(1,706)
Accumulated deficit	(130,127)	(144,195)	144,195	(b)	(132,057)
	-	-	(1,930)	(d)	-
Total shareholders' equity	324,933	(5,103)	3,173		323,003
Total liabilities and shareholders' equity	$434,845	$5,950	$4,920		$445,715

See accompanying notes to the unaudited pro forma combined condensed consolidated financial statements

SONICWALL, INC.
PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the six months ended June 30, 2007
(Unaudited)
(In thousands, except per share data)

	SonicWALL Historical	Aventail Historical	Pro Forma Adjustments		Pro Forma Combined
Revenue
Product	$46,252	$9,927	$-		$56,179
License and service	45,947	-	-		45,947
Total Revenue	92,199	9,927	-		102,126
Cost of revenue:
Product	18,565	2,276	-		20,841
License and service	6,983	-	-		6,983
Amortization of purchased technology	818	-	578	(f)	1,396
Total cost of revenue	26,366	2,276	578		29,220
Gross profit	65,833	7,651	(578)		72,906
Operating expenses:
Research and development	18,093	2,960	-		21,053
Sales and marketing	34,524	5,974	-		40,498
General and administrative	10,035	2,765	-		12,800
Amortization of purchased intangible assets	110	-	495	(f)	605
In-process research and development	-	-	-	(d)	-
Total operating expenses	62,762	11,699	495		74,956
Income (loss) from operations	3,071	(4,048)	(1,073)		(2,050)
Interest income and other expense, net	5,871	(208)	-		5,663
Income (loss) before income taxes	8,942	(4,256)	(1,073)		3,613
Provision (benefit) for income taxes	(3,030)	(42)	429	(g)	(2,643)
Net income (loss)	$5,912	$(4,298)	$(644)		$970
Net income per share:
Basic	$0.09				$0.01
Diluted	$0.09				$0.01
Shares used in computing net income per share:
Basic	65,055				65,055
Diluted	67,535				68,279
See accompanying notes to the unaudited pro forma combined condensed consolidated financial statements

SONICWALL, INC.
PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2006
(Unaudited)
(In thousands, except per share data)

	SonicWALL Historical	Aventail Historical	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Product	$92,797	$18,438	$-		$111,235
License and service	82,741	-	-		82,741
Total revenue	175,538	18,438	-		193,976
Cost of revenue:
Product	39,164	3,853	-		43,017
License and service	12,287	-	-		12,287
Amortization of purchased technology	5,387	-	1,157	(f)	6,544
Total cost of revenue	56,838	3,853	1,157		61,848
Gross profit	118,700	14,585	(1,157)		132,128
Operating expenses:
Research and development	33,670	5,888	-		39,558
Sales and marketing	71,256	12,993	-		84,249
General and administrative	20,324	5,697	-		26,021
Amortization of purchased intangible assets	2,721	-	990	(f)	3,711
Restructuring charges	1,409	-	-		1,409
In-process research and development	1,580	-	-	(d)	1,580
Total operating expenses	130,960	24,578	990		156,528
Loss from operations	(12,260)	(9,993)	(2,147)		(24,400)
Interest income and other expense, net	9,713	2,480	-		12,193
Loss before income taxes	(2,547)	(7,513)	(2,147)		(12,207)
Provision (benefit) for income taxes	(8,206)	(1)	859	(g)	(7,348)
Net loss	$(10,753)	$(7,514)	$(1,288)		$(19,555)
Net loss per share:
Basic	$(0.17)				$(0.30)
Diluted	$(0.17)				$(0.30)
Shares used in computing net loss per share:
Basic	65,117				65,117
Diluted	65,117				65,117
See accompanying notes to the unaudited pro forma combined condensed consolidated financial statements

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1)	Purchase Price Allocation

On July 10, 2007, the Company completed the acquisition of Aventail Corporation for approximately $25.5 million in purchase consideration, consisting of cash of approximately $23.6 million, $1.9 million in direct transaction costs incurred in connection with the acquisition, and stock options assumed. In accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations (SFAS 141), this transaction was accounted for as a purchase business combination.

The unaudited pro forma combined condensed consolidated financial statements of SonicWALL have been prepared on the basis of assumptions relating to the allocation of consideration paid to the acquired assets and liabilities of Aventail.  The preliminary allocation of the purchase price is based upon the fair value of the assets acquired and liabilities assumed. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed has been allocated to the identified intangible assets in accordance with the requirements of SFAS 141 and SFAS No. 142, Goodwill and Other Intangible Assets.

The table below sets forth the preliminary purchase price allocation as of the closing balance sheet date of July 10, 2007 (in thousands):

Cash, including cash in escrow and direct acquisition costs	$25,520
Fair value of vested stock options assumed	-
Total purchase consideration	$25,520

Fair value of net tangible liabilities acquired	$(6,674)
Payoff of assumed loan	(2,607)
Identifiable intangible assets:
Existing developed/ core technology	6,940
Existing customer relationships	7,920
In-process research and development	1,930
Goodwill	18,011
Total purchase consideration allocation	$25,520

Pursuant to the terms of the Merger Agreement, 744,043 stock options held by employees of Aventail were assumed by SonicWALL.  The Black-Scholes Fair Value as of the acquisition date of the options assumed was $2.2 million. There were no options vested as of the acquisition date thus the purchase price component related to the assumption is zero and the total fair value of $2.2 million will be recognized as compensation cost over the requisite service period.

The acquired intangible assets of $14.9 million consist of the following: (1) $6.9 million that was assigned to purchased technology and will be amortized over its estimated useful life of six years; and (2) $7.9 million that was assigned to customer relationships which will be amortized over eight years.

The Company’s methodology for allocating the purchase price for purchase acquisitions to in-process research and development (“IPR&D”) is determined through established valuation techniques in the high-technology internet security industry. IPR&D is expensed upon acquisition because technological feasibility has not been established and no future alternative uses exist. Total IPR&D expense of $1.9 million was charged to product development expenses on the date the assets were acquired.

2)	Pro Forma Adjustments

(a)	Amounts represent adjustments to the carrying values of accounts receivable, inventories, accrued payroll and related benefits and deferred revenue, net to their estimated fair values.

(b)	Adjustments reflect the elimination of the existing shareholders’ equity of Aventail Corporation.

(c)	Adjustment represents the purchase consideration and related costs of $25.5 million in cash for tangible assets and liabilities acquired.

(d)
Management estimates at the date of acquisition, that $1.9 million of the purchase price represents the fair value of purchased in-process research and development that has not yet reached technological feasibility and will have no alternative future uses. This amount has been expensed as a non tax-deductible charge that is directly attributable to the transaction and therefore is not shown in the pro forma combined condensed statements of operations as provided in Article 11, Reg. 210.11-02 (b)(5) of Regulation S-X, but is shown as a charge to retained earnings in the pro forma combined condensed balance sheet.

(e)
Represents net adjustment to goodwill resulting from adjustments noted in (a) through (d) above. The amount of goodwill in the table above differs from the amount included in the pro forma combined condensed balance sheet as of June 30, 2007 because it was prepared as of July 10, 2007, the date of acquisition.

(f)
Adjustment represents amortization of acquired identifiable intangible assets of Aventail based on estimated lives ranging from six to eight years. Amortization of acquired intangible assets for purchased technology is shown as a separate line item within cost of sales. All other intangible assets amortization is included in general and administrative expense. Goodwill amortization is not recorded in accordance with the provisions of Statement of Financial Accounting Standards Board No. 141, “Business Combinations,” and No. 142, “Goodwill and Other Intangible Assets.”

(g)	Adjustments to income tax provision relate to adjustments (e) assuming a statutory income tax rate of 40% for the year ended December 31, 2006 and for the six months ended June 30, 2007.